Exhibit 1.01

International Game Technology PLC

Conflict Minerals Report

For The Year Ended December 31, 2015

This Conflict Minerals Report (this “Report”) of International Game Technology PLC (the “Company”) for the year ended December 31, 2015 is presented to comply with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

International Game Technology PLC, a public limited company organized under the laws of England and Wales, is the successor of GTECH S.p.A. (“GTECH”), an Italian corporation (società per azioni), and the parent of International Game Technology (“Legacy IGT”), a Nevada corporation.  On April 7, 2015, GTECH merged (the “Holdco Merger”) with and into the Company, and Legacy IGT merged (the “Subsidiary Merger” and, together with the Holdco Merger, the “Mergers”) with and into Georgia Worldwide Corporation, a Nevada corporation and wholly-owned subsidiary of the Company (“Sub”), with Legacy IGT surviving the Subsidiary Merger, all pursuant to the Agreement and Plan of Merger, dated as of July 15, 2014, as amended, by and among the Company, GTECH, GTECH Corporation, a Delaware corporation (solely with respect to Section 5.02(a) and Article VIII), Sub and Legacy IGT. The objective of the Mergers was to combine GTECH’s and Legacy IGT’s businesses.

Unless otherwise indicated or the context otherwise requires, as used in this report, the terms “we,” us,” and “our” refer to International Game Technology PLC and its subsidiaries.

As used in this Report:

•                  “Conflict Minerals” means columbite-tantalite (coltan), cassiterite, wolframite, or their derivatives (which are limited to tantalum, tin, and tungsten), and gold, that are necessary to the functionality or production of a product;

•                  “Covered Countries” means the Democratic Republic of the Congo (“DRC”) and adjoining countries;

•                  “Covered Products” means our manufactured land-based machine products (including, but not limited to, slot machines, video poker machines, video lottery terminals, electronic or video bingo machines, lottery terminals, instant ticket vending machines, and ticket scanners);

•                  “DRC conflict free” means, with respect to a product, that such product does not contain Conflict Minerals that directly or indirectly finance or benefit armed groups in the Covered Countries; and

•                  “Reporting Period” means the year ended December 31, 2015.

Pursuant to the Rule, and as further described below, we undertook due diligence measures on the source and chain of custody of Conflict Minerals contained in Covered Products that we had reason to believe may have originated from the Covered Countries, and may not have come from recycled or scrap sources.

SEC Final Rule on Conflict Minerals

The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to “conflict minerals” as directed by Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.  The Rule imposes certain reporting obligations on SEC registrants whose products contain Conflict Minerals, excepting Conflict Minerals that, prior to January 31, 2013, were located “outside of the supply chain” (as defined in the Rule). For products that contain Conflict Minerals, the registrant must conduct in good faith a reasonable country of origin inquiry designed to determine whether any of the Conflict Minerals originated in any of the Covered Countries.  If, based on such inquiry, the registrant knows or has reason to believe that any of the Conflict Minerals contained in its products originated or may have originated in a Covered Country and knows or has reason to believe that those Conflict Minerals may not be solely from recycled or scrap sources, the registrant must conduct due diligence on the source and chain of custody of those minerals.

1.              Company and Product Overview

We are a global gaming company, operating and providing an integrated portfolio of technology products and services across all gaming markets, including lottery management services, online and instant lotteries, electronic gaming machines, sports betting, interactive gaming, and commercial services.  We provide business-to-consumer and business-to-business products and services to customers in over 100 countries.

Based upon our internal assessment, the Rule applies to materials used in the Covered Products.  Hardware purchased for installation with our systems technology products is not manufactured or contracted for manufacture by us; consequently, the policies and procedures described in this Report have not been applied to our systems technology products.

We recognize that the use of Conflict Minerals is necessary in the production of the Covered Products.  We seek to ensure that any Conflict Minerals within the manufacturing process for our Covered Products that originate from the Covered Countries are DRC conflict free. In furtherance of the foregoing, we have implemented policies and procedures to comply with the Rule requirements, including a Conflict Minerals Policy.

2.              Conflict Minerals Diligence Program and Due Diligence Process

The due diligence program we use to identify and trace the Conflict Minerals in our supply chain for Covered Products is based on procedures and tools provided by the Electronic Industry Citizenship Coalition (“EICC”), the Global e-Sustainability Initiative (“GeSI”) and the Organization for Economic Cooperation and Development (“OECD”).  For the Reporting Period, we requested that suppliers whose products contain Conflict Minerals submit information to us using the Conflict Minerals Reporting Template (version 4.01b) (the “Template”) of the Conflict-Free Sourcing Initiative (“CFSI”), which was founded by members of the EICC and GeSi.  The Template is a standardized reporting template developed by the CFSI that facilitates the transfer of information through the supply chain regarding mineral country of origin and smelters and refiners being utilized.  The Template was developed to facilitate disclosure and communication of information regarding smelters that provide minerals to a company’s supply chain.  It includes questions regarding a company’s DRC conflict free policy and engagement with its direct suppliers as well as a listing of the smelters used by the supplier and its sub-suppliers. In addition, the Template contains questions regarding the origin of Conflict Minerals included in suppliers’ products as well as supplier due diligence.  We request that our suppliers adopt a conflict minerals policy to reasonably assure that the Conflict Minerals in the products they manufacture are compliant (“CFSP-Compliant”) with the Conflict-Free Smelter Program (“CFSP”) assessment protocols set by the Conflict-Free Sourcing Initiative (“CFSI”). We request suppliers to set forth in their policies their responsibility for establishing a due diligence program to ensure CFSP-Compliant supply chains, and suppliers are requested to report their due diligence efforts to us.  We review responses and maintain records of our due diligence activities as well as responses.  We expect suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

We request confirmation from suppliers that they have adopted a conflict minerals policy and are in compliance with such policy in all material respects.  We retain the right to utilize alternate suppliers in the event that a supplier is unwilling or unable to comply with our requests. We also request that our suppliers report to us their due diligence efforts for identifying the supply chain of Conflict Minerals within their process as well as their findings. We may conduct audits of certain suppliers to ensure consistency with our policies and supplier requirements.

Our due diligence process defines steps and review processes deemed necessary for us to comply with the Rule. Our due diligence policies, procedures and processes have been developed with consideration of the second edition of the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related supplements for Conflict Minerals.  Specific procedures include defining suppliers that are affected by Conflict Minerals, identifying risks, communicating supplier responsibilities, utilizing a cross-functional team, collecting necessary information, and maintaining records of activity, responses and conclusions.

Suppliers are responsible for reporting due diligence efforts by completing and submitting the Template and a conflict minerals policy to us. In connection with the foregoing, our cross-functional team undertakes the following activities:

•                  Identifies which suppliers provide products to us containing Conflict Minerals;

•                  Distributes a Conflict Minerals letter with an environmental policy and the Template to all suppliers determined to be in scope;

•                  Tracks which suppliers have responded and retains the suppliers’ completed Template and policies;

•                  Reviews responses and conducts further diligence if warranted;

•                  Maintains smelter information from suppliers and checks smelter identifications against the Compliant Smelter & Refiners list (at www.conflictfreesourcing.org) and the Smelter Reference list of the current CFSI Conflict Minerals Reporting Template; and

•                  Reports to senior management annually with respect to the due diligence process and compliance obligations.

3.              Description of Due Diligence Measures Performed

Below is a description of the measures we performed for the Reporting Period to exercise due diligence on the source and chain of custody of Conflict Minerals contained in the Covered Products that we had reason to believe may have originated from the Covered Countries and may not have come from recycled or scrap sources.

To identify relevant suppliers subject to due diligence, we reviewed 634 suppliers in which over 95% of production of the Covered Products occurs.  The number of suppliers reviewed increased significantly compared to 2014 (215 suppliers reviewed) primarily as a result of the Mergers. Starting with 634 suppliers, we removed suppliers from whom we did not purchase materials for the Covered Products during the Reporting Period.  Suppliers were determined to be out of scope if the materials purchased from them either did not contain Conflict Minerals or were not included in any of the Covered Products. If any uncertainty remained as to potential inclusion of any Conflict Minerals contained in materials purchased from a supplier for the Covered Products, the supplier was considered in scope.  As a result of this analysis, we identified 304 suppliers to be in scope and subject to further due diligence.  The number of in-scope suppliers increased significantly from the number of in-scope suppliers in 2014 (94 in-scope suppliers) primarily as a result of the Mergers.

We surveyed the 304 in-scope suppliers using the Template, requesting that each submit information requested by the Template and a conflict minerals policy. We continued to follow up with the in-scope suppliers through follow-up requests until we received responses from suppliers accounting for approximately 95% of the aggregate amount we spent in 2015 on direct material purchases.  As a result of this process, we received responses from 173 suppliers. The responses included 138 EICC/GeSI declarations and 17 conflict minerals policies.  Seventy-eight suppliers provided smelter documentation.  Among the suppliers providing smelter documentation, 475 smelters were identified, of which 220 have been verified by CFSI as CFSP-Compliant smelters.  The remaining 255 smelters identified are not currently verified as CFSP-Compliant by CFSI.  Please refer to Appendix A for additional information regarding smelter names, country location, and mineral.

We do not have a direct relationship with smelters and refiners, nor do we perform direct audits of these entities that provide us with Conflict Minerals through our supply chain. We rely upon our direct suppliers (and their suppliers) as well as industry efforts, such as EICC and CFSI, to influence smelters and refineries to become certified through the CFSP.

4.              Reasonable Country of Origin Inquiry (“RCOI”)

We analyzed our products and found that Conflict Minerals can be found in the Covered Products.  Therefore, the Covered Products are subject to the reporting obligations of the Rule and are covered by this Report.  Hardware purchased for installation with our systems technology products is not manufactured or contracted for manufacture by us and consequently such products are not subject to the Rule or covered by this Report.

In connection with the RCOI, we determined that it may take time for some of our suppliers to verify the origin of Conflict Minerals they supply directly or indirectly to us for use in our products as some of the suppliers source material from many sub-suppliers.  Further, as part of the RCOI process, we adopted the CFSI industry approach and traced back the origin of Conflict Minerals by identifying smelters, refineries or recyclers and scrap supplier sources. We used the CFSI and its CFSP to trace the mine of origin of the Conflict Minerals to its original source. The CFSP audits smelters and refineries to ensure that all certified smelters and refineries only use ores that are DRC conflict free.

The results of our RCOI are set forth in Appendix A.  The suppliers that provided smelter documentation to us indicated that, with one exception, the Conflict Minerals supplied to them did not originate from any smelters located in any of the Covered Countries.  Sixteen of these suppliers indicated that tin was supplied to them from Phoenix Metals Ltd. CID0022507, which is a smelter located in Rwanda, which is a Covered Country. This smelter is not currently verified as CFSP-Compliant by CFSI.  These sixteen suppliers did not confirm whether any of the tin supplied to them from Phoenix Metals Ltd. was supplied to us during the Reporting Period.  We are in the process of following up with these suppliers to address this matter.  Tin is included in most of our Covered Products and is sourced from multiple suppliers.  We are unable to trace, without unreasonable effort, which of the Covered Products included tin from these suppliers during the Reporting Period.

Appendix A

Metal	Smelter Name	Smelter Country
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Asahi Refining Canada Limited	CANADA
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Jiangxi Copper Company Limited	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Japan Mint	JAPAN
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Gold	Morris and Watson	NEW ZEALAND
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Geib Refining Corporation	UNITED STATES
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Republic Metals Corporation	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	T.C.A S.p.A	ITALY
Gold	Tony Goetz NV	BELGIUM
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF
Gold	SAAMP	FRANCE
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Sabin Metal Corp.	UNITED STATES
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA

Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	E.S.R. Electronics	UNITED STATES
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	An Thai Minerals Company Limited	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA

Tin	Alpha	UNITED STATES
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	Phoenix Metals Ltd.	RWANDA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA

Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Philippine Chuangin Industrial Co., Inc.	PHILIPPINES
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Gold	Shanghai Jiangxi Metals Co., Ltd.	CHINA
Gold	Colt Refining	UNITED STATES
Gold	Suzhou Xingrui Noble	CHINA
Gold	SENJU METAL INDUSTRY CO.,LTD.	JAPAN
Gold	Mitsui & Co. Precious Metals Inc. Hong Kong Branch	HONG KONG
Gold	Nippon Mining & Mtetals	JAPAN
Gold	Acade Metals Co. LTD	CHINA
Gold	DaeryongENC	KOREA, REPUBLIC OF

Gold	Asarco	UNITED STATES
Gold	china gold international resources corp. ltd	CHINA
Gold	china Gold international resources corp.ltd	CHINA
Gold	China Golddeal	CHINA
Gold	Codelco	Chile
Gold	Dongguan Standard Electronic Material.Co.,Ltd	China
Gold	Dongguanshi Sutande Dianzi Cailiao Yoouxiange	CHINA
Gold	Japan Pure Chemical	JAPAN
Gold	Kanfort Industrial (Yantai) Co. Ltd.	CHINA
Gold	Kunshan Jinli chemical industry reagents co.,Ltd.	CHINA
Gold	MK Electron	KOREA, REPUBLIC OF
Gold	N.E.Chemcat Corporation	JAPAN
Gold	Realized the enterprise co.,ltd.	CHINA
Gold	Shandong Jun Mai Fu	CHINA
Gold	All of Au in China sources comes from (SGE) Shanghai Gold Exchange	CHINA
Gold	Sojitz	JAPAN
Gold	Soochow University’s	CHINA
Gold	Sumisho	JAPAN
Gold	Technic Inc	UNITED STATES
Gold	Zhongshan Public Security Bureau, Guangdong Province ,China	China
Gold	Yantai Zhaojinlufu	CHINA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Zhaojin Group&Gold Mineral China Co., Ltd.	CHINA
Gold	Harima Smelter	JAPAN
Gold	Hisikari Mine	JAPAN
Gold	UBS AG	SWITZERLAND
Gold	Jinlong Copper Co., Ltd.	CHINA
Gold	UYEMURA	UNITED STATES
Gold	Yantai Zhaojin Kanfort Precious Metals Co., Ltd.	CHINA
Gold	HMG	GERMANY
Tantalum	Cabot (Global Advanced Metals)	UNITED STATES
Tantalum	Gannon & Scott	UNITED STATES
Tantalum	Shanghai Jiangxi Metals Co., Ltd.	CHINA
Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	CIF	BRAZIL
Tantalum	Ethiopian Minerals Development Share Company	ETHIOPIA
Tantalum	Fujian Nanping	CHINA
Tantalum	Jiangxi Yichun	CHINA
Tantalum	Metal Do	JAPAN
Tantalum	NTET, Thailand	THAILAND
Tin	Ketapang	INDONESIA
Tin	AIM	CANADA
Tin	American Iron and Metal	UNITED STATES
Tin	An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	CHINA
Tin	Best Metals	BRAZIL
Tin	Brinkmann Chemie AG	Germany
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	BRAZIL
Tin	CSC Pure Technologies	RUSSIAN FEDERATION

Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	Dae Kil	KOREA, REPUBLIC OF
Tin	Daewoo International	KOREA, REPUBLIC OF
Tin	GEJIU GOLD SMELTER MINERALS CO.,LTD	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu YunXin Colored Electrolysis Ltd	CHINA
Tin	Gold Bell Group	CHINA
Tin	Guang Xi Hua Xi Corp	CHINA
Tin	High Quality Technology Co., Ltd	CHINA
Tin	Hyundai-Steel	KOREA, REPUBLIC OF
Tin	IBF IND BRASILEIRA DE FERROLIGAS LTDA	BRAZIL
Tin	Ishihara Chemical Co. Ltd.	JAPAN
Tin	Jean Goldschmidt International	BELGIUM
Tin	KOVOHUT? P?ÍBRAM NÁSTUPNICKÁ, A.S.	Czech Republic
Tin	LingbaoJinyuan tonghu	CHINA
Tin	MCP Group	UNITED STATES
Tin	Ming Li Jia smelt Metal Factory	China
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Mits-Tec (Shanghai) Co. Ltd.	CHINA
Tin	Nathan Trotter & Co., Inc.	UNITED STATES
Tin	Nihon Genma MFG Co., Ltd.	JAPAN
Tin	Nihon Kagaku Sangyo Co., Ltd	JAPAN
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	Poongsan Corporation	KOREA, REPUBLIC OF
Tin	Posco	KOREA, REPUBLIC OF
Tin	PT HP Metals Indonesia	INDONESIA
Tin	KOBA	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	PT. Supra Sukses Trinusa	INDONESIA
Tin	REDSUN	TAIWAN
Tin	S Company	THAILAND
Tin	Samhwa non-ferrorus Metal ind.co.ltd	KOREA, REPUBLIC OF
Tin	SGS BOLIVIA S.A.	Bolivia
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA
Tin	Shanghai Yuanhao Surface Finishing Co. Ltd.	CHINA
Tin	ShangHai YueQiang Metal Products Co., LTD	CHINA
Tin	Shuer Der Industry (Jiangsu) Co. Ltd.	CHINA
Tin	Taicang City Nancang Metal Meterial Co.,Ltd	China
Tin	Taiwan Total Co. Ltd.	TAIWAN
Tin	HUANGGANG CITY TONGDING METALLIC MATERIAL CO.LTD	CHINA
Tin	Uni Bros Metal Pte Ltd	Singapore
Tin	Unvertical International(Suzhou)Co.,Ltd	CHINA
Tin	Westfalenzinn	GERMANY
Tin	Wilhelm Westmetall, Germany	Germany
Tin	Wind Yunnan Nonferrous Metals Co.,Ltd.	CHINA
Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	CHINA
Tin	XIN WANG copper smelter	CHINA

Tin	Yifeng Tin Industry (Chenzhou) Co Ltd	CHINA
Tin	Zhuhai Horyison Solder Co.,Ltd	CHINA
Tin	Talcang City Nankang Metal Materila Co., Ltd	CHINA
Tin	PT HANJAYA PERKASA METALS	INDONESIA
Tin	Nihon superior co.,Ltd	JAPAN
Tin	VERTEX METALS INCORPORATION	Taiwan
Tin	Alpha	UNITED STATES
Tin	Sizer Metals PTE	SINGAPORE
Tin	Amalgamet	UNITED STATES
Tin	Aoki Labatories Ltd	CHINA
Tin	Fuji Metal Mining	THAILAND
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Gejiu Jin Ye Mineral Co., Ltd.	CHINA
Tin	Gejiu YunXin Colored Electrolysis Ltd	CHINA
Tin	Heraeus Technology Center	HONG KONG
Tin	KOVOHUTĚ PŘÍBRAM NÁSTUPNICKÁ, A.S.	CZECH REPUBLIC
Tin	Mitsubishi Electric Metecs Co., Ltd.	JAPAN
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA
Tin	Pure Technology	RUSSIAN FEDERATION
Tin	SGS BOLIVIA S.A.	BOLIVIA
Tin	Shenzhen HuaQing trading company	CHINA
Tin	Tamura	JAPAN
Tin	TINAH	INDONESIA
Tin	Yunnan Tin Corp.	CHINA
Tin	DECHENG SOLDER CO., LTD	CHINA
Tin	Ampere Polska Sp. z o.o. (trader)	GERMANY
Tungsten	China Minmetals Corp.	CHINA
Tungsten	Sichuan Metals & Materials Imp & Exp Co	CHINA
Tungsten	Jada Electronic limited (JX Nippon Mining&Matel Co., Ltd)	JAPAN
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA
Tungsten	KYORITSU GOKIN CO.,LTD.	JAPAN
Tungsten	Nanchang Cemeted Carbide Limited Liability Company	CHINA
Tungsten	North American Tungsten Corporation Ltd	UNITED STATES
Tungsten	TaeguTec	KOREA, REPUBLIC OF
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Golden Egret Speical Alloy Co., Ltd	CHINA
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co.,Ltd	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Air Products	UNITED STATES
Tungsten	Buffalo Tungsten	CHINA
Tungsten	GAN ZHOU GRANDSEA W&MO CO.,LTD	CHINA
Tungsten	Mitsubishi Material Cop.	JAPAN
Tungsten	Nanchang Cemented Carbide Limited Liability Company	CHINA
Tungsten	North American Tungsten	CANADA
Tungsten	Sumitomo	CHINA
Tungsten	Xiamen Golden Egret Special Alloy (HC) Co. Ltd	CHINA